                                                                EXHIBIT 99.2











                                      2001
                            FOURTH QUARTER/FULL YEAR
                               EARNINGS SUPPLEMENT






THE ENCLOSED SUMMARY SHOULD BE READ IN CONJUNCTION WITH THE TEXT AND STATISTICAL TABLES INCLUDED IN AMERICAN EXPRESS COMPANY'S (THE "COMPANY" OR "AXP") FOURTH QUARTER 2001 EARNINGS RELEASE.


- ------------------------------------------------------------------------------
THIS SUMMARY CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES AND SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS, INCLUDING THE COMPANY'S FINANCIAL AND OTHER GOALS, ARE SET FORTH ON PAGE 22 HEREIN AND IN THE COMPANY'S 2000 10-K ANNUAL REPORT, AND OTHER REPORTS, ON FILE WITH THE SECURITIES AND EXCHANGE
COMMISSION.
- ------------------------------------------------------------------------------

                            AMERICAN EXPRESS COMPANY
                               FOURTH QUARTER 2001
                                   HIGHLIGHTS


o Fourth quarter diluted EPS of $0.22 declined 56%, net revenues (managed basis) decreased 2%, and ROE was 11%. Results for the quarter were negatively impacted by the previously announced restructuring charge of $279MM ($179MM after-tax).

   - Excluding the restructuring charge, diluted EPS of $0.36, which came in within the pre-announced range of $0.34 to $0.36 per share, declined 28%.


o  Compared with the fourth quarter of 2000:

   - Worldwide billed business declined 6% on particularly weak travel-related spending;
   - TRS' worldwide lending balances on a managed asset basis of $36.0B were up 13%;
   - Worldwide cards in force increased 7%, up 3.5MM from last year; and,
   - AEFA assets owned, managed and administered of $253B were 8% lower than last year reflecting substantial market depreciation during the year.


o American Express further expanded its products and services during the quarter as it:

   - Introduced new products at American Express Financial Advisors:
     --Three proprietary mutual funds:
       - AXP Mid Cap Value, which will primarily invest in stocks of companies with capitalizations in the range of the Russell Mid Cap Value Index;
       - AXP Large Cap Equity, which will invest in companies with market capitalizations greater than $5B and will be managed with a bias towards value; and
       - AXP U.S. Government Mortgage Fund, which will invest mostly in mortgage-backed securities.

     --Two subadvised mutual funds:
       - AXP Partners Select Value Fund, subadvised by Gabelli Asset Management Company; and
       - AXP Partners Small Cap Core Fund, subadvised by Pilgrim Baxter & Associates Ltd. and Wellington Management Company, LLP.

     --Two new term life insurance products, 15-year and 20-year policies, which are also convertible to permanent life insurance.

   - Signed an agreement with BSB Bank & Trust Company (Binghamton, NY) to acquire the credit card portfolio of BSB Bank & Trust, consisting of nearly 7,000 active consumer and business accounts with receivables of approximately $11.2 million.

   - Acquired two co-branded card portfolios -- the Gold and Classic Credit Cards of SOGO department store and the credit card of UNY department store from ORIX Asia Limited in Hong Kong, the first portfolio acquisition outside the U.S., which will bring in more than 78,000 cards in Hong Kong.

   - Announced the American Express Business Card in Thailand, specially designed to help small and medium enterprises better manage and save on everyday business expenses.

   - Announced the formation of the Mobile Payment Forum, created with JCB Co., Ltd., MasterCard International and Visa International, which will develop a framework for standardized secure mobile payments and address current mobile commerce issues.

   - Enhanced American Express Brokerage through new online features, including:
     --A state-of-the-art portfolio analysis tool;
     --E-signature capability for online applications;
     --Enhanced equity research;
     --Direct deposit capabilities for brokerage accounts;
     --The ability to download account information to Quicken and Microsoft
       Money; and
     --An FDIC-insured sweep option.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2001 OVERVIEW
                                  CONSOLIDATED
                                   (UNAUDITED)

(millions, except per share amounts)                                 Quarters Ended                       Percentage
                                                                      December 31,                        Inc/(Dec)
                                                        ------------------------------------------     -----------------
                                                                   2001               2000
                                                                   ----               ----
CONSOLIDATED REVENUES:
      Net (managed basis)                                        $5,590             $5,714                   (2)%
                                                                 ======             ======
      GAAP reporting basis                                       $5,871             $6,067                   (3)
                                                                 ======             ======

NET INCOME:
      Reported                                                     $297               $677                  (56)
      Restructuring charge                                          179                  -                    -
                                                                   ----               ----
        Adjusted net income                                        $476               $677                  (30)
                                                                   ====               ====

EPS:
      Reported - Basic                                            $0.22              $0.51                  (57)
                                                                  =====              =====
      Reported - Diluted                                          $0.22              $0.50                  (56)
                                                                  =====              =====

      Adjusted - Diluted                                          $0.36              $0.50                  (28)
                                                                  =====              =====


o Results reflect the negative effect of a previously announced restructuring charge to cover severance and the related expenses of eliminating approximately 6,800 jobs, as well as the cost of consolidating real estate facilities to reflect the reduced staffing levels.

     - Excluding the restructuring charge, net income would have been $476MM, 30% lower than last year and diluted EPS would have been $0.36, 28% lower, reflecting weaker economic and market conditions.

     - The restructuring charge of $279MM ($179MM after-tax) includes $187MM for severance relating to the elimination of approximately 6,800 jobs, and $92MM of other charges primarily relating to the consolidation of real estate facilities. The expense savings for 2002 resulting from these initiatives is expected to be approximately $280MM, a portion of which will flow through to earnings in the form of improved operating expenses. The rest is expected to be reinvested back into business areas with attractive growth potential. These charges are further discussed within each operating segment's overview. The charge, planned employee reductions and estimated cost savings by segment are as follows:

                                   Restructuring Charge                                          Cost Savings
                               ------------------------------         Employee           -------------------------------
        ($MM)                    Pretax          After-tax           Reductions              2002              2003
                               ------------    --------------   ---------------------    -------------     -------------
        TRS                       $219              $140                6,200                $245              $315
        AEFA                        45                29                  400                  20                45
        AEB                         12                 8                  100                   5                10
        Corporate &
          Other                      3                 2                  100                  10                10
                                  ----              ----                -----                ----              ----
             Total                $279              $179                6,800                $280              $380
                                  ====              ====                =====                ====              ====

         -- The above reduction in force is in addition to approximately 7,700 positions, which have been or are in the process of being eliminated through the 3Q '01 restructuring charge and other reengineering activities. The total number of jobs to be eliminated of approximately 14,500 represents approximately 16% of the workforce as of the beginning of 2001. These activities, in addition to other reengineering programs, have generated gross realized savings in excess of $1B during 2001, before reinvestment back into the businesses.


o CONSOLIDATED REVENUES: Net revenues declined due to lower billed business volumes, lower spreads on AEFA's investment portfolio, weaker travel revenues, as well as lower management and distribution fees. These items were partially offset by an increase in cards in force, higher cardmember lending spreads and loan balances and greater insurance revenues.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2001 OVERVIEW
                              CONSOLIDATED (CONT'D)
                                   (UNAUDITED)



o CONSOLIDATED EXPENSES: Rose due to the restructuring charge, larger provisions for losses and higher other operating expenses. These increases were partially offset by lower marketing costs, a decline in human resource expenses, and other reengineering activities and expense control initiatives.


o SHARE REPURCHASES: There were no share repurchases during 4Q '01. Since the inception of repurchase programs in September 1994, 357.2MM shares have been acquired. The decision to curtail share repurchases during the second half of 2001 was previously announced as a result of the negative impact of the second quarter charges related to AEFA's investment portfolio on book equity.


                                                                           Millions of Shares
                                                       ---------------------------------------------------------
     -   AVERAGE SHARES:                                      4Q '01              3Q '01           4Q '00
                                                              ------              ------           ------
         Basic                                                1,329               1,324            1,322
                                                              =====               =====            =====
         Diluted                                              1,336               1,335            1,355
                                                              =====               =====            =====
     -   ACTUAL SHARES:
         Shares outstanding - beginning of period             1,336               1,324            1,329
         Repurchase of common shares                              -                   -               (6)
         Net settlements - 3rd party share
           purchase agreements                                   (8)                 11                -
         Employee benefit plans, compensation
           and other                                              3                   1                3
                                                              -----               -----            -----
         Shares outstanding - end of period                   1,331                1,336           1,326
                                                              =====                =====           =====



                               CORPORATE AND OTHER

o The net expense of $45MM in 4Q '01 compared with $41MM in 4Q '00 and $52MM in 3Q '01. Included in the 4Q '01 results are $3MM ($2MM after-tax) of costs related to the previously discussed restructuring charge.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2001 OVERVIEW
                             TRAVEL RELATED SERVICES
(preliminary)
                              STATEMENTS OF INCOME
                           (UNAUDITED, MANAGED BASIS)

                                                                        Quarters Ended                       Percentage
(millions)                                                               December 31,                        Inc/(Dec)
                                                            ---------------------------------------      ------------------
                                                                      2001                    2000
                                                                      ----                    ----
Net revenues:
     Discount revenue                                               $1,913                  $2,062               (7)%
     Net card fees                                                     426                     417                2
     Lending:
          Finance charge revenue                                     1,156                   1,090                6
          Interest expense                                             289                     448              (35)
                                                                    ------                  ------
               Net finance charge revenue                              867                     642               35
     Travel commissions and fees                                       334                     442              (25)
     TC investment income                                               94                      95               (1)
     Other revenues                                                    893                     885                1
                                                                    ------                  ------
          Total net revenues                                         4,527                   4,543                -
                                                                    ------                  ------
Expenses:
     Marketing and promotion                                           282                     314              (10)
     Provision for losses and claims:
          Charge card                                                  343                     262               31
          Lending                                                      605                     432               40
          Other                                                         81                      19               #
                                                                    ------                  ------
               Total                                                 1,029                     713               44
                                                                    ------                  ------
     Charge card interest expense                                      335                     383              (13)
     Human resources                                                   918                   1,046              (12)
     Other operating expenses                                        1,548                   1,446                7
     Restructuring charge                                              219                       -                -
                                                                    ------                  ------
          Total expenses                                             4,331                   3,902               11
                                                                    ------                  ------
Pretax income                                                          196                     641              (69)
Income tax provision                                                    26                     171              (85)
                                                                    ------                  ------
Net income                                                            $170                    $470              (64)
                                                                    ======                  ======

# Denotes variance in excess of 100%.

Note: Unless indicated otherwise, the following discussion addresses the "managed basis" Statements of Income. The GAAP Statements of Income are also included in the Company's Earnings Release.

o Net income declined 64% reflecting the effect of the restructuring charge, as well as weak economic conditions.
     -    Excluding the restructuring charge, net income declined 34%.

o Net revenues declined slightly as lower discount revenue and travel commissions and fees, reflecting continued weakness in the economy, particularly within the Corporate travel arena, were partially offset by increased cards in force and growth in cardmember loans outstanding.

o The higher expenses reflect the previously mentioned restructuring charge, as well as greater provisions for losses and increased other operating expenses, which were partially offset by reduced marketing and promotion costs, lower human resource expenses and expense control initiatives.
     - TRS recorded a restructuring charge of $219MM ($140MM after-tax) in the quarter. The largest component of this charge is $150MM in severance costs for the elimination of approximately 6,200 jobs. The majority of these eliminations relate to staff reductions in the travel businesses and reflect the sharp slowdown in that sector since September 11. The remaining charge of $69MM primarily reflects costs to consolidate various facilities.

o The pretax margin was 4.3% in 4Q '01, down from 14.1% last year due to the effect of weaker revenue conditions and the restructuring charge this year.

o The effective tax rate was 13% in 4Q '01 versus 22% in 3Q '01 and 27% in 4Q '00. The decline this quarter reflects the restructuring charge and weaker revenue conditions, which created a relatively higher Travelers Cheque tax benefit contribution during the quarter.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2001 OVERVIEW
                        TRAVEL RELATED SERVICES (CONT'D)

o DISCOUNT REVENUE: Lower billed business and a lower discount rate yielded a 7% decrease in discount revenue.

     - The average discount rate in 4Q '01 was 2.66% versus 2.67% in 3Q '01 and 2.69% in 4Q '00. The declines reflect the cumulative impact of stronger than average growth in the lower rate retail and other "everyday spend" merchant categories (e.g., supermarkets, discounters, etc.), as well as significantly weaker T&E spending.

          -- We believe the AXP value proposition is strong. However, as indicated in prior quarters, continued changes in the mix of business, the continued shift to electronic data capture, volume related pricing discounts, and selective repricing initiatives will probably result in some rate erosion over time.

                                                                            Quarters Ended                  Percentage
                                                                             December 31,                    Inc/(Dec)
                                                                   ----------------------------------    ------------------
                                                                           2001               2000
                                                                           ----               ----
        Card billed business (billions):
             United States                                                $55.8              $59.0                (6)%
             Outside the United States                                     18.6               20.0                (7)
                                                                          -----              -----
             Total                                                        $74.4              $79.0                (6)
                                                                          =====              =====

        Cards in force (millions):
             United States                                                 34.6               33.3                 4
             Outside the United States                                     20.6               18.4                12
                                                                          -----              -----
             Total                                                         55.2               51.7                 7
                                                                          =====              =====

        Basic cards in force (millions):
             United States                                                 26.8               26.3                 2
             Outside the United States                                     15.6               13.9                12
                                                                          -----              -----
             Total                                                         42.4               40.2                 6
                                                                          =====              =====

        Spending per basic card in force (dollars) (a):
             United States                                               $2,073             $2,266                (9)
             Outside the United States                                   $1,469             $1,724               (15)
             Total                                                       $1,897             $2,113               (10)

(a) Proprietary card activity only.

- -    BILLED BUSINESS: The 6% decrease in billed business resulted from lower spending per basic cardmember worldwide, which was partially offset by growth in cards in force. Generally weaker economic conditions during the quarter drove a lower level of spending, particularly within the travel related categories.
     -- U.S. billed business decreased 6% reflecting 1% growth within the consumer card business on 10% higher transaction volume, a 6% decrease within small business services and a 24% decline within Corporate Services.
          - Spending per basic card in force declined 9% reflecting the economic and industry factors cited above and the dilutive effect of strong card growth over recent years.
     --   Excluding the impact of foreign exchange translation:
          - Total billed business outside the U.S. was down 5% reflecting general weakness across all regions as declines ranged from 3% in Asia to 9% in Latin America.
          - Spending per proprietary basic card in force outside the U.S. declined 13% reflecting the same factors present within the U.S.
     -- Network partnership and Purchasing Card volumes sustained their relatively stronger performance, growing during the quarter.
     -- U.S. non-T&E related volume categories (which represented approximately 67% of 4Q '01 U.S. billed business) continued to grow during the quarter, increasing 5%, but were offset by a 21% decrease in T&E volumes.
     -- Airline related volume, which represented approximately 10% of total U.S. volumes during the quarter, declined approximately 30% worldwide as both the average airline charge and transaction volume were down double digits.
     -- Monthly volumes versus last year declined approximately 10% in October, 6% in November and 2% in December. While the sequential monthly reduction in the Worldwide Billed Business decline during the quarter is encouraging, it also reflects the seasonally lower impact of airline volumes during the latter part of the quarter.

- -    CARDS IN FORCE worldwide rose 7% versus last year.
     -- U.S. cards in force declined slightly during the quarter reflecting more selective consumer card and small business services acquisition activities as the year progressed in light of economic conditions.
     -- Outside the United States, 400K cards in force were added during the quarter on continued proprietary card and network card growth.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2001 OVERVIEW
                        TRAVEL RELATED SERVICES (CONT'D)

o NON-AMEX BRANDED STATISTICS: Total cards in force and billed business exclude activities on Non-Amex Branded cards (Visa and Eurocards) issued in connection with joint venture activities. These are reported as separate line items within TRS' selected statistical information.

                                                                Quarters Ended                    Percentage
                                                                 December 31,                     Inc/(Dec)
                                                       ---------------------------------        ---------------
                                                               2001                2000
                                                               ----                ----
     Cards in force (millions)                                  0.7                 0.6                6%
     Billed business (billions)                                $0.9                $1.1              (22)


o NET CARD FEES: Rose 2% as the increase in cards in force was offset by the mix shift toward lower and no fee products. The average fee per card in force of $34 in 4Q '01 and 3Q '01 declined from $35 in 4Q '00.

o NET FINANCE CHARGE REVENUE: Rose 35% on 16% growth in average worldwide lending balances.

     - The yield on the U.S. portfolio rose to 9.6% in 4Q '01 from 7.7% in 4Q '00 and 8.8% in 3Q '01 as a decrease in the proportion of the portfolio on introductory rates and the benefit of lower funding costs, which lag in their effect on finance charge revenue, were partially offset by the evolving mix of products toward more lower-rate offerings.

o TRAVEL COMMISSIONS AND FEES: Declined 25% on a 40% contraction in travel sales due to the effects of the terrorist attacks on 9/11 and the previously existing weaker corporate travel environment. The revenue earned per dollar of sales increased (10.2% in 4Q '01 versus 9.2% in 3Q '01 and 8.0% in 4Q '00), reflecting new fees related to the migration to transaction-based customer relationships, which were partially offset by continued efforts by airlines to reduce distribution costs and by corporate clients to contain travel and entertainment expenses.

o TC INVESTMENT INCOME: Was down 1% as a higher average investment was offset by a decline in the pretax yield. TC sales declined 9% in the quarter.

o OTHER REVENUES: Increased 1% due to higher card-related fees and larger insurance premiums, which were offset by significantly lower interest income on investment and liquidity pools held within card funding vehicles.

o MARKETING AND PROMOTION EXPENSES: Decreased 10% as the Company continued to rationalize certain marketing efforts in light of the weaker business environment.

o OTHER PROVISIONS FOR LOSSES: Increased substantially due in part to reserve additions related to credit exposures to travel industry service establishments and insurance claims and benefits from the crash of Flight #587.

o CHARGE CARD INTEREST EXPENSE: Was down 13% due to a lower effective cost of funds and lower billed business volumes.

o HUMAN RESOURCE EXPENSES: Decreased 12% versus last year as a result of a lower average number of employees and lower levels of incentive compensation.
     - The employee count at 12/01 of 71,900 was down approximately 3,000, or 4%, versus last year and down approximately 2,600 versus last quarter, reflecting the previously discussed reengineering initiatives.

o OTHER OPERATING EXPENSES: Were up 7% as higher costs related to customer service activity growth and cardmember loyalty programs, as well as write-downs of certain strategic corporate venture investments, were partially offset by reengineering initiatives and cost containment efforts.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2001 OVERVIEW
                        TRAVEL RELATED SERVICES (CONT'D)

o    CREDIT QUALITY:

     - As a result of the weaker economy, overall credit quality deteriorated modestly in the quarter, but remained at relatively attractive levels versus historical comparisons.

     - The provision for losses on charge card products rose 31% due to the higher past due and write-off levels versus last year.

     - The lending provision for losses was 40% above last year on growth in outstanding loans and the weaker credit environment.

     - Reserve coverage ratios at more than 100% of past due balances remained strong.

     -    WORLDWIDE CHARGE CARD:

          -- The write-off rate increased from the historically low levels achieved last year and 3Q '01. Past due rates also rose versus last year but fell versus last quarter. The increases mostly reflect economic conditions, but also the impact of lower volumes and a reduced receivable base on the calculation.

                                                                                   12/01            9/01            12/00
                                                                             --------------     ------------    -------------
               Loss ratio, net of recoveries                                       0.47%            0.45%            0.36%
               90 days past due as a % of receivables                               2.9%             3.0%             2.3%

          --   Reserve coverage of past due accounts remained strong.

                                                                                   12/01            9/01            12/00
                                                                             --------------     ------------    -------------
               Reserves (MM)                                                     $1,032           $1,026             $964
               % of receivables                                                     3.9%             4.1%             3.3%
               % of past due accounts                                               136%             136%             142%

     -    U.S. LENDING:

          -- The write-off and past due rate increased from last quarter and last year. The lagged write-off rate actually declined slightly versus 3Q '01.

                                                                                   12/01            9/01            12/00
                                                                             --------------     ------------    -------------
               Write-off rate, net of recoveries                                   5.9%              5.6%             4.4%
               30 days past due as a % of loans                                    3.3%              3.2%             2.8%

          --   The lending reserve balance increased during the quarter.

                                                                                   12/01            9/01            12/00
                                                                             --------------     ------------    -------------
               Reserves (MM)                                                     $1,077           $1,018             $820
               % of total loans                                                    3.4%              3.3%             2.9%
               % of past due accounts                                              101%              101%             104%

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2001 OVERVIEW
                       AMERICAN EXPRESS FINANCIAL ADVISORS

(preliminary)                 STATEMENTS OF INCOME
                                   (UNAUDITED)

(millions)                                                               Quarters Ended                   Percentage
                                                                          December 31,                    Inc/(Dec)
                                                                 -------------------------------      -------------------
                                                                      2001                 2000
                                                                     -----                -----
Revenues:
     Investment income                                                $549                 $546                1%
     Management and distribution fees                                  603                  722              (17)
     Other revenues                                                    299                  273                9
                                                                     -----                -----
          Total revenues                                             1,451                1,541               (6)
     Provision for losses and benefits:
          Annuities                                                    256                  251                2
          Insurance                                                    168                  134               26
          Investment certificates                                       78                   90              (14)
                                                                     -----                -----
               Total                                                   502                  475                6
                                                                     -----                -----
          Total net revenues                                           949                1,066              (11)
                                                                     -----                -----
Expenses:
     Human resources                                                   455                  540              (16)
     Other operating expenses                                          229                  182               26
     Restructuring charge                                               45                    -                -
                                                                     -----                -----
          Total expenses                                               729                  722                1
                                                                     -----                -----
Pretax income                                                          220                  344              (36)
Income tax provision                                                    57                  102              (44)
                                                                     -----                -----
Net income                                                            $163                 $242              (33)
                                                                     =====                =====

o Net income declined 33% reflecting the effect of the restructuring charge and the continuing effect of the weak economy and financial markets.
     - AEFA recorded a restructuring charge of $45MM ($29MM after-tax) during the quarter. This charge reflects $20MM of severance for the elimination of approximately 400 jobs and $25MM related to facility consolidation costs.
     -    Excluding this charge, net income declined 21%.

o    Net revenues declined 11% reflecting:
     - Lower spreads on investment portfolio products, mostly reflecting the impact of the portfolio repositioning activities to improve overall credit quality discussed as part of our 2Q '01 results;
     -    Reduced management fees from lower average managed asset levels;
     - A decrease in mutual fund-related distribution fees from weaker sales levels; partially offset by
     -    Higher advice services fees.

o The substantial pretax margin decline reflects the relatively weaker revenue environment and the negative impact of the restructuring charge this year.

o The effective tax rate was 26.0% in 4Q '01, versus 25.2% in 3Q '01 and 29.6% in 4Q '00. The decline versus last year reflects the relatively greater impact this quarter of tax credits from affordable housing project investments due to the substantially lower level of pretax income.

o    ASSETS OWNED, MANAGED AND ADMINISTERED:

                                                                                                        Percentage
    (billions)                                                         December 31,                      Inc/(Dec)
                                                            ----------------------------------         ---------------
                                                                 2001                  2000
                                                                 ----                  ----
    Assets owned (excluding separate accounts)                  $44.2                 $41.3                   7%
    Separate account assets                                      27.3                  32.3                 (16)
    Assets managed                                              148.4                 167.0                 (11)
    Assets administered                                          33.4                  34.4                  (3)
                                                               ------                ------
                   Total                                       $253.3                $275.0                  (8)
                                                               ======                ======

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2001 OVERVIEW
                  AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)

o    ASSET QUALITY:

     - Except for modest deterioration within the high-yield market sector, which was in line with our expectations, asset quality remains strong.
     - Non-performing assets relative to invested assets were 0.1% and were 250% covered by reserves, including those related to the impairment of high-yield securities.
     - High-yield investments totaled $1.3B at 12/31/01, down from $1.4B at 9/30/01, and represented approximately 4% of AEFA's portfolio. Going forward, AEFA targets a level that is more in line with industry averages of approximately 7%.
          -- As previously reported, in October, the Company completed a transaction which securitized a large portion of its rated CDO securities. The transaction has the following consequences:
               - Pools the performance of 44 separate CDO securities allowing recognition of the investment return related to the overall performance of the portfolio. The ability to evaluate future cash flows at the portfolio level, rather than on a security-by-security basis, should increase the predictability of future earnings; and,
               - Monetizes a small portion of the CDO securities by selling notes in this structure to third-party investors.
     - The SFAS No. 115 related mark-to-market adjustment on the portfolio (reported in assets pretax) was appreciation of $224MM at 12/01 and $717MM at 9/01 versus depreciation of ($655MM) at 12/00.

o    INVESTMENT INCOME:

     - Gross investment income increased 1% as higher invested assets were partially offset by a lower average yield, mostly due to the repositioning of the portfolio. In addition, the value of options hedging outstanding stock market certificates and equity indexed annuities increased on appreciation in the S&P 500 this year versus depreciation last year, which was offset in the related provisions.
     - Average invested assets of $35.2B (excluding unrealized appreciation/depreciation) rose 7% versus $32.8B in 4Q '00.
     -    The average yield on invested assets was 6.4% versus 7.2% in 4Q '00.
     - Underlying spreads within the insurance and annuity products were down versus last year and last quarter, while spreads for certificates were up versus last year and last quarter.

o MANAGEMENT AND DISTRIBUTION FEES: The decrease of 17% was due to lower average assets under management and weaker mutual fund sales, reflecting the continued negative impact of weak equity market conditions.

     -    ASSETS MANAGED:

                                                                                                                Percentage
          (billions)                                                                  December 31,              Inc/(Dec)
                                                                          -------------------------------    -----------------
                                                                                  2001              2000
                                                                                  ----              ----
          Assets managed for individuals                                         $98.7            $112.0           (12)%
          Assets managed for institutions                                         49.7              55.0           (10)
          Separate account assets                                                 27.3              32.3           (16)
                                                                                ------            ------
                         Total                                                  $175.7            $199.3           (12)
                                                                                ======            ======


     -- The decline in managed assets since 12/00 resulted from $24.4B of market depreciation, reflecting the 13% decline in the S&P 500 during the past year, offset in part by $0.8B of net new money.

     -- The $12.4B increase in managed assets during 4Q '01 resulted from market appreciation of $11.8B and net inflows of $0.6B.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2001 OVERVIEW
                  AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)


o    PRODUCT SALES:
     - Total gross cash sales from all products were down 19% versus 4Q '00 as generally weak sales conditions persisted throughout the quarter.
     - Mutual fund sales decreased 20% as both proprietary and non-proprietary fund sales declined. The largest portion of non-proprietary fund sales continued to occur in "wrap" accounts. Within proprietary funds:
          -- Bond fund sales grew; sales of equity and money market funds declined.
          -- Redemption rates held relatively steady and continued to compare favorably with industry levels.
     - Annuity sales increased 1%, as strong growth in fixed annuity sales was offset by a decline in variable annuity sales.
     - Sales of insurance products fell 3% reflecting lower sales of life products, partially offset by higher property-casualty sales, in part due to sales through Costco.
     - Certificate sales increased 21% reflecting particularly strong advisor sales, which were partially offset by lower sales of certificates sold to clients outside the U.S. through a joint venture between AEFA and AEB.
     - Institutional sales declined 52% versus a relatively strong fourth quarter last year, reflecting lower new account additions.
     - Other sales decreased 24% due to the addition last year of a higher level of new 401(k) plan sponsors, partially offset by sales growth in limited partnerships and wealth management account activities.
     - Advisor product sales generated through financial planning and advice services were 72% of total sales in 4Q '01 versus 70% in 4Q '00.

o OTHER REVENUES: Were up 9%, primarily on higher life and property-casualty insurance premiums and charges.
     - Financial planning and advice services fees of $27.1MM rose 26% versus 4Q '00 reflecting the negative impact during 4Q '00 of a change in policy, which deferred revenues and a comparable amount of human resource expense. Advice services volumes actually remained weak in the quarter, declining 13%.

o PROVISIONS FOR LOSSES AND BENEFITS: Annuity product provisions increased due to the impact of a lower accrual rate and flat inforce levels, which was more than offset by the effect of S&P 500 appreciation on equity indexed annuities. Insurance provisions rose due to higher inforce levels, partially offset by lower accrual rates. Certificate provisions decreased as higher inforce levels and the effect on the stock market certificate product of depreciation last year and appreciation this year in the S&P 500 were offset by lower accrual rates.

o HUMAN RESOURCES: Expenses declined 16% reflecting lower field force compensation-related expenses due to the decline in advisors and the impact of lower volumes on advisor compensation, as well as the benefits of reengineering and cost containment initiatives within the home office where average employees were down 15% versus 4Q '00.
     - TOTAL ADVISOR FORCE: 11,535 at 12/01; down 1,128 advisors, or (9)%, versus 12/00 and up 150 advisors versus 9/01.
          -- The decrease in advisors versus 12/00 reflects reduced recruiting activities during the year as we worked to improve the advisor platform economics, and higher termination rates due to the weaker environment and proactive efforts to eliminate unproductive advisors.
               -    Veteran advisor retention rates remain strong.
          -- The increase in advisors during the quarter reflects more proactive recruiting and training activities recently as actions taken to rebalance the advisor platform economics have repositioned AEFA for controlled growth. We expect to continue to carefully manage new advisor additions in coming quarters to ensure overall field force costs are appropriately controlled and advisor production is maximized.
          -- Total production, advisor productivity and client acquisitions were down versus last year reflecting the more difficult selling environment.
               - The total number of clients was up 4% and accounts per client were flat. Client retention exceeded 95%.

o OTHER OPERATING EXPENSES: The increase reflects higher investment activities related to the acceleration of various strategic, reengineering, technology and product development projects, a higher minority interest related to premium deposits (the joint venture with AEB) and real estate write-downs from facility consolidation.

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2001 OVERVIEW
                              AMERICAN EXPRESS BANK

(preliminary)                  STATEMENTS OF INCOME
                                   (UNAUDITED)

(millions)                                                          Quarters Ended                      Percentage
                                                                     December 31,                        Inc/(Dec)
                                                          -----------------------------------      ----------------------
                                                               2001                2000
                                                               ----                ----
Net revenues:
     Interest income                                           $154                $181                      (15)%
     Interest expense                                            65                 122                      (46)
                                                               ----                ----
           Net interest income                                   89                  59                       50
     Commissions and fees                                        49                  52                       (6)
     Foreign exchange income and other revenue                   30                  33                      (11)
                                                               ----                ----
          Total net revenues                                    168                 144                       16
                                                               ----                ----
Expenses:
     Human resources                                             62                  60                        2
     Other operating expenses                                    57                  68                      (17)
     Provision for losses                                        21                   8                       #
     Restructuring charge                                        12                   -                        -
                                                               ----                ----
          Total expenses                                        152                 136                       11
                                                               ----                ----
Pretax income                                                    16                   8                       #
Income tax provision                                              7                   2                       #
                                                               ----                ----
Net income                                                       $9                  $6                       44
                                                               ====                ====

# Denotes variance in excess of 100%.

o AEB recorded a restructuring charge of $12MM ($8MM after-tax) primarily reflecting $7MM of severance for approximately 100 employees.
     - Excluding the effect of the restructuring charge, net income of $17MM almost tripled last year's amount.

o Revenues grew 16% as higher net interest income was partially offset by weaker foreign exchange and other revenue and lower commissions and fees. AEB's two individual oriented businesses continued to grow, despite a more difficult market environment, as Private Banking client holdings rose 19% and client volumes in Personal Financial Services (PFS) increased 9%. Revenues within Corporate Banking declined as we continued to de-emphasize these activities.
     - Net interest income rose 50% due to higher consumer loans and lower funding costs, partially offset by decreases in Corporate Banking.
     -    Commissions and fees were down 6% from lower results in Corporate
          Banking.
     - Foreign exchange income and other revenue decreased 11% as higher revenue from premium deposits (the joint venture with AEFA) was more than offset by lower earnings from other joint ventures and lower Corporate Banking-related revenue.

o Human resource expenses rose 2% primarily due to merit and benefit related cost increases, partially offset by a lower employee level.

o Other operating expenses decreased 17% largely due to lower technology costs and T&E expenses.

o    The provision for losses increased primarily due to PFS loan growth.

o    AEB remained "well-capitalized".

                                       12/01                9/01           12/00            Well-Capitalized
                                  ---------------    -------------    --------------    ---------------------
     Tier 1                            11.1%                9.9%           10.1%                  6.0%
     Total                             12.2%               10.6%           11.4%                 10.0%
     Leverage Ratio                     5.3%                5.4%            5.9%                  5.0%

                            AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2001 OVERVIEW
                         AMERICAN EXPRESS BANK (CONT'D)
o    EXPOSURES
     - AEB's loans outstanding were $5.3B at 12/01 and 12/00, and $5.6B at 9/01. Activity since 12/00 included a $900MM decrease in corporate banking loans, a $100MM decrease in financial institution loans and a $1.0B increase in consumer and private banking loans, including the transfer of approximately $200MM of collateralized loans from Corporate Banking. Compared to 9/01, corporate banking loans decreased by $300MM and financial institution loans decreased by $100MM, while consumer and private banking loans increased by $100MM. As of 12/01, consumer and private banking loans comprised 60% of total loans versus 55% at 9/01 and 41% at 12/00; corporate banking loans comprised 18% of total loans versus 22% at 9/01 and 34% at 12/00; and financial institution loans comprised 22% of total loans at 12/01, 23% at 9/01 and 25% at 12/00.

     - In addition to the loan portfolio, there are other banking activities, such as forward contracts, various contingencies and market placements, which added approximately $7.3B to the credit exposures at 12/01, $8.0B at 9/01 and $7.4B at 12/00. Of the $7.3B
          of additional exposures at 12/01, $5.3B were relatively less risky cash and securities related balances.

       ($ in billions)                                                          12/31/01
                                                    ------------------------------------------------------------------
                                                                                   Net
                                                                               Guarantees                                 9/30/01
                                                                FX and             And                      Total          Total
       Country                                       Loans    Derivatives      Contingents    Other(1)    Exposure(2)    Exposure(2)
       -------                                       -----    -----------      -----------    -----       --------       --------

       Hong Kong                                      $1.1             -             $0.1      $0.1           $1.3            $1.2
       Indonesia                                         -             -                -         -            0.1             0.1
       Singapore                                       0.5             -              0.1       0.1            0.7             0.7
       Korea                                           0.1             -                -       0.1            0.2             0.3
       Taiwan                                          0.2             -                -       0.1            0.3             0.3
       Japan                                             -             -                -       0.2            0.2             0.1
       Other                                           0.1             -                -       0.1            0.1             0.1
                                                      ----          ----             ----      ----          -----            ----
           Total Asia/Pacific Region (2)               2.1             -              0.2       0.7            3.0             2.9
                                                      ----          ----             ----      ----          -----            ----

       Chile                                           0.1             -                -         -            0.2             0.3
       Brazil                                          0.3             -                -         -            0.3             0.4
       Mexico                                          0.1             -                -         -            0.1             0.1
       Argentina (3)                                     -             -                -         -            0.1             0.1
       Peru                                              -             -                -         -              -             0.1
       Other                                           0.4             -              0.2       0.1            0.8             0.7
                                                      ----          ----             ----      ----          -----            ----
           Total Latin America (2)                     0.9           0.1              0.3       0.2            1.4             1.6
                                                      ----          ----             ----      ----          -----            ----

       India                                           0.3             -              0.1       0.3            0.7             0.7
       Pakistan                                        0.1             -                -       0.1            0.2             0.2
       Other                                             -             -                -       0.1            0.2             0.2
                                                      ----          ----             ----      ----          -----            ----
           Total Subcontinent (2)                      0.4             -              0.1       0.5            1.1             1.1
                                                      ----          ----             ----      ----          -----            ----

       Egypt                                           0.2             -                -       0.2            0.4             0.4
       Other                                           0.1             -                -         -            0.2             0.2
                                                      ----          ----             ----      ----          -----            ----
           Total Middle East and Africa (2)            0.3             -                -       0.2            0.6             0.6
                                                      ----          ----             ----      ----          -----            ----

           Total Europe (2)                            1.4             -              0.4       2.5            4.4             5.0

           Total North America (2)                     0.3             -              0.2       1.6            2.1             2.3
                                                     -----         -----            -----     -----         ------           -----

       Total Worldwide (2)                            $5.3          $0.2             $1.3      $5.8          $12.6           $13.6
                                                     =====         =====            =====     =====          =====           =====

     (1) Includes cash, placements and securities.
     (2) Individual items may not add to totals due to rounding.
     (3) Total exposures to Argentina at 12/31/01 were $56MM, which includes loans of $25MM.

     Note: Includes cross-border and local exposure and does not net local funding or liabilities against any local exposure.

                           AMERICAN EXPRESS COMPANY
                          FOURTH QUARTER 2001 OVERVIEW
                         AMERICAN EXPRESS BANK (CONT'D)



o Total non-performing loans of $123MM were down from $133MM at 9/01 and $137MM at 12/00 as a result of decreases within the Corporate Banking business. The decreases in both periods are due to loan payments and write-offs, mostly in Indonesia, partially offset by net downgrades of the risk status of various loans.

o Other non-performing assets were $22MM at 12/01 versus $2MM at 9/01 and $24MM at 12/00. The increase from 9/01 reflects additional risks surrounding certain contingent liabilities, which are almost fully reserved. Since 12/00, payments/maturities and write-offs, mainly in Indonesia, were offset by the addition of those contingent liabilities.

o AEB's total reserves at 12/01 of $148MM compared with $149MM at 9/01 and $153MM at 12/00 and are allocated as follows:

     (millions)                                          12/01         9/01          12/00
                                                     ----------    ---------     ---------
     Loans                                                $128         $144           $137
     Other Assets, primarily derivatives                     4            3             14
     Other Liabilities                                      16            2              2
                                                          ----         ----           ----
          Total                                           $148         $149           $153
                                                          ====         ====           ====


     - Reserve coverage of non-performing loans of 104% at 12/01 compared with 108% at 9/01 and 100% at 12/00.


o Management formally reviews the loan portfolio and evaluates credit risk throughout the year. This evaluation takes into consideration the financial condition of the borrowers, fair market value of collateral, status of delinquencies, historical loss experience, industry trends and the impact of current economic conditions. As of December 31, 2001, management considers the loss reserve to be appropriate.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2001 OVERVIEW
                                 CONSOLIDATED
                                  (UNAUDITED)

(millions, except per share amounts)                                   Years Ended                         Percentage
                                                                      December 31,                         Inc/(Dec)
                                                        ------------------------------------------      -----------------
                                                                   2001                  2000
                                                                   ----                  ----
CONSOLIDATED REVENUES:
      Net (managed basis)                                       $21,359               $22,085                 (3)%
                                                                =======               =======
      GAAP reporting basis                                      $22,582               $23,675                 (5)
                                                                =======               =======

NET INCOME:
      Reported                                                   $1,311                $2,810                (53)
      Restructuring charges                                         411                     -                  -
      September 11th items                                           65                     -                  -
                                                                -------               -------
      Adjusted net income                                        $1,787                $2,810                (36)
                                                                =======               =======

EPS:
      Reported - Basic                                            $0.99                 $2.12                (53)
                                                                =======               =======
      Reported - Diluted                                          $0.98                 $2.07                (53)
                                                                =======               =======

      Adjusted - Diluted                                          $1.34                 $2.07                (35)
                                                                =======               =======

o Results reflect the negative effect of various items related to the terrorist attacks of 9/11 and restructuring charges to cover severance and related expenses of eliminating approximately 12,900 jobs, the cost of consolidating real estate facilities to reflect the reduced staffing levels and other charges relating to the exit of certain business lines.
     - The $98MM ($65MM after-tax) of one-time costs and business interruption losses in the third quarter related to the September 11th terrorist attacks include provisions related to credit exposures to travel industry service establishments, insurance claims, and waived finance charges and late fees.

          -- The Company has also incurred costs of approximately $58MM since September 11th, which are expected to be covered by insurance and, consequently, did not impact the results. These include the cost of duplicate facilities and equipment associated with the relocation of offices in lower Manhattan and certain other business recovery expenses. Costs associated with the damage to the Company's offices, extra operating expenses and business interruption losses are still being evaluated. To-date, approximately $30MM of such costs relating to our portion of the repair of our headquarters building have been identified. The company expects that a substantial portion of these costs and losses will be covered by insurance.

     -    The total restructuring charges of $631MM ($411MM after-tax) -
          $352MM ($232MM after-tax) in 3Q '01 and $279MM ($179MM after-tax) in 4Q '01 - include $369MM for severance and $262MM of other charges. The savings for 2002 resulting from these initiatives is expected to be approximately $605MM, a portion of which will flow through to earnings in the form of improved operating expense margins. The rest is expected to be reinvested back into business areas with high-growth potential. These charges are further discussed within each operating segment's overview. The combined charges, planned employee reductions and estimated cost savings by segment are as follows.

                                   Restructuring Charges                                          Cost Savings
                               -----------------------------          Employee           -------------------------------
                                 Pretax          After-tax           Reductions              2002              2003
                               ------------     -------------    --------------------    -------------     -------------
        TRS                       $414              $267               10,900                 $495             $575
        AEFA                       107                70                1,300                   60               95
        AEB                         96                65                  500                   30               45
        Corporate &
          Other                     14                 9                  200                   20               25
                                ------            ------               ------               ------           ------
             Total                $631              $411               12,900                 $605             $740
                                ======            ======               ======               ======           ======

     - Excluding the effect of the restructuring charges and the 9/11 costs, diluted EPS was $1.34, down 35% versus last year.

o Results also include $182MM ($132MM after-tax), recorded in 1Q '01 and $826MM ($537MM after-tax), recorded in 2Q '01, of losses related to the writedown and sale of certain high-yield securities and the reduction of the risk profile within AEFA's investment portfolio. 2000's results reflect approximately $123MM of such losses.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2001 OVERVIEW
                             CONSOLIDATED (CONT'D)


o CONSOLIDATED REVENUES: Net revenues declined due to lower spreads on AEFA's investment portfolio, which reflect the investment losses and portfolio repositioning mentioned above, weaker travel revenues, as well as lower management and distribution fees. These items were partially offset by an increase in cards in force, larger loan balances and greater insurance premiums.


o CONSOLIDATED EXPENSES: Rose due to the previously mentioned charges, larger provisions for losses and higher operating expenses. These increases were partially offset by lower marketing costs, a decline in human resource expenses, and other reengineering activities and expense control initiatives.


o    AVERAGE SHARES:

                                                                             Millions of Shares
                                                              ----------------------------------------------
                                                                           2001             2000
                                                                           ----             ----
     Basic
                                                                           1,324            1,327
                                                                           =====            =====
     Diluted
                                                                           1,336            1,360
                                                                           =====            =====



o    ACTUAL SHARE ACTIVITY:

     Shares outstanding - beginning of period                              1,326            1,341
     Repurchase of common shares                                             (14)             (25)
     Net settlements - 3rd party share purchase agreements                    12                -
     Employee benefit plans, compensation and other                            7               10
                                                                           -----            -----
     Shares outstanding - end of period                                    1,331            1,326
                                                                           =====            =====





                              CORPORATE AND OTHER

o    The 2001 net operating expense was $187MM compared with $180MM in 2000.
     - Both 2001 and 2000 include a $46MM ($39MM after-tax) Lehman Brothers preferred dividend based on its earnings.
     - 2001 also reflects $14MM ($9MM after-tax) of costs related to the previously discussed restructuring charges.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2001 OVERVIEW
                            TRAVEL RELATED SERVICES

(preliminary)                STATEMENTS OF INCOME
                          (UNAUDITED, MANAGED BASIS)

                                                                           Years Ended                     Percentage
(millions)                                                                 December 31,                    Inc/(Dec)
                                                              --------------------------------------    -----------------
                                                                    2001                    2000
                                                                  ------                  ------
Net revenues:
     Discount revenue                                             $7,714                  $7,779              (1)%
     Net card fees                                                 1,691                   1,653               2
     Lending:
          Finance charge revenue                                   4,622                   3,977              16
          Interest expense                                         1,484                   1,594              (7)
                                                                  ------                  ------
               Net finance charge revenue                          3,138                   2,383              32
                                                                  ------                  ------
     Travel commissions and fees                                   1,537                   1,821             (16)
     TC investment income                                            394                     387               2
     Other revenues                                                3,628                   3,418               6
                                                                  ------                  ------
          Total net revenues                                      18,102                  17,441               4
                                                                  ------                  ------
Expenses:
     Marketing and promotion                                       1,145                   1,348             (15)
     Provision for losses and claims:
          Charge card                                              1,231                   1,157               6
          Lending                                                  2,243                   1,486              51
          Other                                                      164                     105              57
                                                                  ------                  ------
               Total                                               3,638                   2,748              32
                                                                  ------                  ------
     Charge card interest expense                                  1,476                   1,408               5
     Human resources                                               3,992                   4,126              (3)
     Other operating expenses                                      5,379                   5,098               6
     Restructuring charges                                           414                       -               -
     Disaster recovery charge                                         79                       -               -
                                                                  ------                  ------
          Total expenses                                          16,123                  14,728               9
                                                                  ------                  ------
Pretax income                                                      1,979                   2,713             (27)
Income tax provision                                                 520                     784             (34)
                                                                  ------                  ------
Net income                                                        $1,459                  $1,929             (24)
                                                                  ======                  ======

Note: Unless indicated otherwise, the following discussion addresses the "managed basis" Statements of Income. The GAAP Statements of Income are also included in the Company's Earnings Release.

o Net income declined 24% reflecting the effect of the restructuring charges and the costs related to the 9/11 terrorist attacks, as well as generally weaker economic conditions throughout the year.
     -    Excluding these costs and restructuring charges, net income declined
          8%.

o Net revenues rose 4% from increased cards in force and growth in cardmember loans outstanding, which was partially offset by lower discount revenue and travel commissions and fees, reflecting overall weakness in the economy, especially within the travel and entertainment sectors.

o The higher expenses reflect the previously mentioned restructuring and disaster recovery charges, as well as greater provisions for losses and increased operating costs, which were partially offset by reduced marketing and promotion costs, lower human resource expenses and cost control initiatives.
     - For 2001, TRS recorded restructuring charges of $414MM ($267MM after-tax). Included in this charge is $278MM in severance costs for the elimination of 10,900 jobs, the largest component of which is within the travel business. The remaining charge of $136MM is primarily related to facilities consolidation costs.
     - The September 11th disaster recovery charge includes provisions related to credit exposures to travel industry service establishments and insurance claims, but excludes approximately $8MM of waived finance charges and late fees.

o On a GAAP reporting basis, TRS recognized net pretax gains of $155MM ($101MM after-tax) in 2001 and $142MM ($92MM after-tax) in 2000 related to the securitization of $4.3B and $4.0B of U.S. Lending receivables, respectively. In 2001, this gain was net of a pretax loss of $25MM ($16MM after-tax) related to the maturity of a $1.0B U.S. lending receivable securitization in 2Q '01. In both periods, these net gains were offset by expenses related to card acquisition initiatives and, therefore, had no material impact on net income or total expenses in either period.

     For purposes of the above "managed basis" Statements of Income, which present TRS' results as if there had been no securitizations, such net gains (reported on the GAAP Statement of Income as a $73MM and a $92MM reduction in the Lending Provision for Losses in 2001 and 2000, respectively, and increases in Other Revenue and Lending Interest Expense) and corresponding growth in Marketing and Promotion and Other Operating Expenses have been eliminated.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2001 OVERVIEW
                       TRAVEL RELATED SERVICES (CONT'D)

o The pretax margin was 10.9% in 2001 versus 15.6% in 2000 due to the impact of the charges discussed above and the weak revenue conditions.

o The effective tax rate declined to 26% in 2001 from 29% in 2000 on a higher relative Travelers Cheque contribution.

o DISCOUNT REVENUE: Relatively flat billed business and a lower discount rate yielded a 1% decrease in discount revenue.
      - The average discount rate was 2.67% in 2001 versus 2.70% in 2000. The decline from last year reflects the cumulative impact of stronger than average growth in the lower rate retail and other "everyday spend" merchant categories (e.g., supermarkets, discounters, etc.), as well as significantly weaker T&E spending during the year.

                                                                               Years Ended             Percentage
                                                                               December 31,            Inc/(Dec)
                                                                     ----------------------------    --------------
                                                                            2001          2000
                                                                            ----          ----
     Card billed business (billions):
          United States                                                   $224.5        $221.7              1%
          Outside the United States                                         73.5          75.0             (2)
                                                                          ------        ------
          Total                                                           $298.0        $296.7              -
                                                                          ======        ======

     Spending per basic card in force (dollars) (a):
          United States                                                   $8,364        $8,844             (5)
          Outside the United States                                       $5,939        $6,682            (11)
          Total                                                           $7,666        $8,229             (7)

(a) Proprietary card activity only.

     - BILLED BUSINESS: The slight increase in billed business resulted from growth in cards in force, partially offset by lower spending per basic cardmember worldwide. The lower cardmember spending reflects generally weaker economic conditions during the year, as well as a significantly lower level of spending, particularly within the travel related categories, subsequent to the 9/11 terrorist attacks.
          -- U.S. billed business increased 1% reflecting 6% growth within the consumer card business on 12% higher transaction volume, a 2% increase within small business services and an 11% decline within Corporate Services.
               -    Spending per basic card in force declined 5%.
          --   Excluding the impact of foreign exchange translation:
               - Total billed business outside the U.S. rose approximately 3% on growth in Europe and Asia, offset by declines in Canada and Latin America.
               - Spending per proprietary basic card in force outside the U.S. declined 7%.
          -- Network partnership and Purchasing Card volumes sustained their stronger growth levels, in excess of the consolidated worldwide billed business growth rate.
          -- U.S. non-T&E related volume categories (which represented approximately 60% of U.S. billed business during 2001) grew 9% versus last year. U.S. T&E related volume declined 9%.
          -- Airline related volume declined 15% on high single digit declines in both the average airline charge and transaction volumes.

o NON-AMEX BRANDED STATISTICS: Total billed business excludes activities on Non-Amex Branded cards (Visa and Eurocards) issued in connection with joint venture activities. These are reported as separate line items within TRS' selected statistical information.

                                                                              Years Ended                   Percentage
                                                                              December 31,                   Inc/(Dec)
                                                                   ----------------------------------    ------------------
                                                                           2001          2000
                                                                           ----          ----
      Billed business (billions)                                           $3.4          $3.2                   7%



o NET CARD FEES: Rose 2% as the increase in cards in force was partially offset by the mix shift toward lower and no fee products. The average fee per card in force was $34 in 2001 versus $36 in 2000.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2001 OVERVIEW
                       TRAVEL RELATED SERVICES (CONT'D)



o NET FINANCE CHARGE REVENUE: Rose 32% on 21% growth in average worldwide lending balances.
     - The net yield on the U.S. portfolio rose to 8.8% versus 7.6% in 2000 as a decrease in the proportion of the portfolio on introductory rates and the benefit of declining funding costs throughout the year were partially offset by the evolving mix of products toward more lower-rate offerings.
     - The variance between the gross revenue and interest expense growth rates of 16% and (7)%, respectively, reflects the lagged effect of interest rate decreases on the revenue earned from cardmembers.

o TRAVEL COMMISSIONS AND FEES: Declined 16% on a 24% contraction in travel sales due to the effects of the 9/11 terrorist attacks and the weaker corporate travel environment throughout the year. The revenue earned per dollar of sales increased (8.9% in 2001 versus 8.1% in 2000), reflecting new fees related to certain client services, which were partially offset by continued efforts by airlines to reduce distribution costs and by corporate clients to contain travel and entertainment expenses.

o TC INVESTMENT INCOME: Increased 2% reflecting a higher yield and higher average investments.

o OTHER REVENUES: Increased 6% due to higher card-related fees and larger insurance premiums.

o MARKETING AND PROMOTION EXPENSES: Decreased 15% as we rationalized certain marketing efforts in light of the weaker business environment.

o OTHER PROVISION FOR LOSSES: Increased 57% due in part to reserve additions related to credit exposures to travel industry service establishments.

o CHARGE CARD INTEREST EXPENSE: Rose 5% due to a higher effective cost of funds offset by lower billed business volumes.

o HUMAN RESOURCE EXPENSES: Decreased 3% versus last year as a result of a lower average number of employees, lower levels of incentive compensation, and reduced contract programmer expenses, which offset merit increases.

o OTHER OPERATING EXPENSES: Were up 6% as higher costs related to business growth, cardmember loyalty programs, and professional fees for outsourcing activities were partially offset by reengineering activities and cost containment efforts.

o    CREDIT PROVISIONS:
     - The provision for losses on charge card products increased 6% on higher loss rates. The net loss ratio increased to 0.42% from 0.36% last year.
     - The lending provision for losses was 51% above last year on growth in outstanding loans and the weaker credit environment. The net write-off rate for 2001 was 5.6% versus 4.4% in 2000.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2001 OVERVIEW
                      AMERICAN EXPRESS FINANCIAL ADVISORS

(preliminary)                 STATEMENTS OF INCOME
                                  (UNAUDITED)

(millions)                                                                Years Ended                      Percentage
                                                                          December 31,                     Inc/(Dec)
                                                            ----------------------------------------    ----------------
                                                                    2001                   2000
                                                                    ----                   ----
Revenues:
     Investment income                                            $1,162                 $2,292              (49)%
     Management and distribution fees                              2,458                  2,812              (13)
     Other revenues                                                1,171                  1,026               14
                                                                  ------                 ------
          Total revenues                                           4,791                  6,130              (22)
     Provision for losses and benefits:
          Annuities                                                  989                  1,018               (3)
          Insurance                                                  648                    556               17
          Investment certificates                                    329                    337               (2)
                                                                  ------                 ------
               Total                                               1,966                  1,911                3
                                                                  ------                 ------
          Total net revenues                                       2,825                  4,219              (33)
                                                                  ------                 ------
Expenses:
     Human resources                                               1,969                  2,093               (6)
     Other operating expenses                                        762                    643               18
     Restructuring charges                                           107                      -                -
     Disaster Recovery charge                                         11                      -                -
                                                                  ------                 ------
          Total expenses                                           2,849                  2,736                4
                                                                  ------                 ------
Pretax (loss)/income                                                (24)                  1,483                -
Income tax (benefit)/provision                                      (76)                    451                -
                                                                  ------                 ------
Net income                                                           $52                 $1,032              (95)
                                                                  ======                 ======


o Net income declined 95% reflecting the effect of the weak economy and financial markets as well as the following:
     - Restructuring charges of $107MM ($70MM after-tax) and an $11MM ($8MM after-tax) disaster recovery charge for costs related to life insurance claims by clients impacted by the 9/11 terrorist attacks.
          -- Excluding these items, net income declined 87% versus last year.
     - $1.0B of pretax losses ($669MM after-tax) in 1Q '01 and 2Q '01 from the write-down and sale of certain high yield securities and the reduction of the risk profile within the investment portfolio.


o    Net revenues declined 33% reflecting:
     - Lower spreads on investment portfolio products, mostly reflecting the investment losses and yield impact of the portfolio repositioning discussed above;
     -    Reduced management fees from lower average managed asset levels;
     - A decrease in distribution fees from weaker mutual fund sales levels; partially offset by
     -    Higher insurance revenues.

o    INVESTMENT INCOME:
     - Gross investment income decreased 49% reflecting the losses related to the investment portfolio and a lower average yield, partially resulting from the repositioning of the portfolio. In addition, there is a larger decrease this year in the value of options hedging outstanding stock market certificates, which was offset in the certificate provision.
     - Average invested assets of $34.1B (excluding unrealized appreciation/depreciation) rose 4% versus $32.9B in 2000.
     -    The average yield on invested assets was 6.2% versus 7.2% in 2000.
     - Underlying spreads within the insurance and annuity products were down versus last year; spreads for certificates were up.

o MANAGEMENT AND DISTRIBUTION FEES: The decrease of 13% was due to lower average assets under management and weaker sales, reflecting the negative impact of weak equity market conditions throughout the year.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2001 OVERVIEW
                 AMERICAN EXPRESS FINANCIAL ADVISORS (CONT'D)



o    PRODUCT SALES:
     -    Total gross cash sales from all products were down 16% versus 2000.
     - Mutual fund sales decreased 24% as both proprietary and non-proprietary fund sales declined. The largest portion of non-proprietary fund sales continued to occur in "wrap" accounts. Within proprietary funds:
          -- Bond fund sales grew; sales of equity and money market funds declined.
          -- Redemption rates held relatively steady and continued to compare favorably with industry levels.
     - Annuity sales decreased 4%, as substantial growth in fixed annuity sales was offset by a decline in variable annuity sales.
     - Sales of insurance products fell 1% reflecting lower sales of life products, partially offset by higher property-casualty sales, in part due to sales through Costco.
     - Certificate sales increased 15% reflecting particularly strong advisor sales and increased sales of certificates sold to clients outside the U.S. through a joint venture between AEFA and AEB.
     - Institutional sales declined 24% versus relatively strong levels last year, reflecting both lower new sales and lower additional contributions.
     - Other sales increased 48% due to both new accounts and additional contributions from existing 401(k) plan sponsors, as well as sales growth in limited partnerships and wealth management account activities.
     - Advisor product sales generated through financial planning and advice services were 73% of total sales versus 68% last year.

o OTHER REVENUES: Were up 14% on higher life and property-casualty insurance premiums and charges.
     - Financial planning and advice services fees of $107.5MM rose 10% versus 2000.

o PROVISIONS FOR LOSSES AND BENEFITS: Annuity product provisions decreased reflecting a smaller inforce level and a lower accrual rate. Insurance provisions rose due to higher inforce levels. Certificate provisions decreased as higher inforce levels were offset by lower accrual rates and the effect on the stock market certificate product of greater depreciation this year in the S&P 500.

o HUMAN RESOURCES: Expenses declined 6% reflecting lower field force compensation-related expenses due to the decline in advisors and the impact of lower volumes on advisor compensation, as well as the benefits of reengineering and cost containment initiatives within the home office where average employees were down 7% versus last year.

o OTHER OPERATING EXPENSES: the 18% increase reflects higher investment activities related to the acceleration of various strategic, reengineering, technology and product development projects, a higher minority interest related to premium deposits (the joint venture with AEB) and real estate write-downs from facility consolidation.

                           AMERICAN EXPRESS COMPANY
                            FULL YEAR 2001 OVERVIEW
                             AMERICAN EXPRESS BANK

(preliminary)                STATEMENTS OF INCOME
                                  (UNAUDITED)

(millions)                                                         Years Ended                            Percentage
                                                                   December 31,                           Inc/(Dec)
                                                          --------------------------------------      -------------------
                                                              2001              2000
                                                              ----              ----
Net revenues:
     Interest income                                          $698              $735                         (5)%
     Interest expense                                          396               484                        (18)
                                                              ----              ----
           Net interest income                                 302               251                         20
     Commissions and fees                                      203               214                         (5)
     Foreign exchange income and other revenue                 144               126                         14
                                                              ----              ----
          Total net revenues                                   649               591                         10
                                                              ----              ----

Expenses:
     Human resources                                           247               257                         (4)
     Other operating expenses                                  255               273                         (6)
     Provision for losses - ongoing                             65                28                          #
                          - restructuring related               26                 -                          -
                                                              ----              ----
     Total provision                                            91                28                          #
     Restructuring charges                                      70                 -                          -
                                                              ----              ----
          Total expenses                                       663               558                         19
                                                              ----              ----
Pretax (loss)/income                                           (14)               33                          #
Income tax (benefit)/provision                                  (1)                4                          #
                                                              ----              ----
Net (loss)/income                                             $(13)              $29                          #
                                                              ====              ====

# Denotes variance in excess of 100%.

o    AEB recorded restructuring charges of $96MM ($65MM after-tax).
     - The charges include a $26MM provision for losses to further scale back corporate lending activities in parts of Asia, Latin America and Europe, as well as $36MM of severance and $24MM of currency translation losses previously recorded in shareholder's equity.
     - Excluding the effect of the restructuring charges, net income was approximately 82% above last year's amount.

o Revenues grew 10% as higher net interest income and foreign exchange and other revenue were partially offset by lower commissions and fees.
     - Net interest income rose 20% due to higher consumer loans and lower funding costs, partially offset by decreases in Corporate Banking.
     - Commissions and fees were down 5% from lower results in Corporate Banking and lower mutual fund fees within our third party activities in the Financial Institutions Group.
     - Foreign exchange income and other revenue increased 14% due to higher revenue from premium deposits (the joint venture with AEFA), partially offset by lower Corporate Banking revenue and earnings from other joint ventures.

o Human resource expenses were down reflecting the benefits of a lower employee level and reduced costs related to reengineering activities.

o The ongoing provision for losses increased primarily due to PFS loan growth.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE", "EXPECT", "ANTICIPATE", "OPTIMISTIC", "INTEND", "AIM", "WILL", "SHOULD" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: Fluctuation in the equity markets, which can affect the amount and types of investment products sold by AEFA, the market value of its managed assets, and management and distribution fees received based on those assets; potential deterioration in the high-yield sector and other investment areas, which could result in further losses in AEFA's investment portfolio; the ability of AEFA to sell certain high-yield investments at expected values and within anticipated timeframes and to maintain its high-yield portfolio at certain levels in the future; developments relating to AEFA's new platform structure for financial advisors, including the ability to increase advisor productivity, moderate the growth of new advisors and create efficiencies in the infrastructure; AEFA's ability to effectively manage the economics in selling a growing volume of non-proprietary products to clients; investment performance in AEFA's businesses; the success, timeliness and financial impact, including costs, cost savings and other benefits of reengineering initiatives being implemented or considered by the company, including cost management, structural and strategic measures such as vendor, process, facilities and operations consolidation, outsourcing, relocating certain functions to lower cost overseas locations, moving internal and external functions to the Internet to save costs, the scale-back of corporate lending in certain regions, and planned staff reductions relating to certain of such reengineering actions; the ability to control and manage operating, infrastructure, advertising and promotion and other expenses as business expands or changes, including balancing the need for longer term investment spending; the impact of and uncertainty created by the September 11th terrorist attacks; the company's ability to recover under its insurance policies for losses resulting from the September 11th terrorist attacks; consumer and business spending on the company's travel related services products, particularly credit and charge cards and growth in card lending balances, which depend in part on the ability to issue new and enhanced card products and increase revenues from such products, attract new cardholders, capture a greater share of existing cardholders' spending, sustain premium discount rates, increase merchant coverage, retain cardmembers after low introductory lending rates have expired, and expand the global network services business; successfully expanding the company's on-line and off-line distribution channels and cross-selling financial, travel, card and other products and services to its customer base, both in the United States and abroad; effectively leveraging the company's assets, such as its brand, customers and international presence in the Internet environment; investing in and competing at the leading edge of technology across all businesses; higher borrowing costs due to potential negative changes in the company's and its subsidiaries' credit ratings; increasing competition in all of the company's major businesses; fluctuations in interest rates, which impact the company's borrowing costs, return on lending products and spreads in the investment and insurance businesses; credit trends and the rate of bankruptcies, which can affect spending on card products, debt payments by individual and corporate customers and businesses that accept the company's card products and returns on the company's investment portfolios; foreign currency exchange rates; political or economic instability in certain regions or countries, which could affect commercial lending activities, among other businesses; legal and regulatory developments, such as in the areas of consumer privacy and data protection; acquisitions; and outcomes in litigation. A further description of these and other risks and uncertainties can be found in the company's 10-K Annual Report for the fiscal year ending December 31, 2000 and its other reports filed with the Securities and Exchange Commission.